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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-89701, 333-66913, 333-44877, 333-43905,
333-36527, 333-26869, 333-24753, 333-2600, 333-89701, 333-51642, 333-60676,
333-68096, 333-68586, 333-91138, 333-99755) of Verity, Inc. of our report dated
December 9, 2002 relating to the consolidated financial statements of Enterprise Search Division, a division of Inktomi Corporation, which appears in this Current Report on Form 8-K/A.

PricewaterhouseCoopers LLP

San Jose, California
February 26, 2003